BYLAWS OF TALYXOR CORPORATION

ARTICLE I: SHAREHOLDERS

Section 1. Annual Meeting of Shareholders

An annual meeting of the shareholders shall be held each year for the purpose of electing members of the Board of Directors and conducting any other business properly brought before the meeting. The specific date, time, and place of the annual meeting shall be determined by the Board of Directors, provided that such meeting occurs within one hundred (100) days following the anniversary of the Corporation’s incorporation.

Section 2. Special Meetings of Shareholders

Special meetings of the shareholders may be called at any time by the Board of Directors. The Board shall also convene a special meeting upon receipt of a written request signed by shareholders holding more than fifty percent (50%) of the outstanding shares entitled to vote. Any such request must specify the purpose or purposes of the proposed meeting. Business conducted at a special meeting shall be confined exclusively to the matters set forth in the notice of meeting.

Section 3. Location of Meetings and Remote Participation

Shareholder meetings may be held at any location, whether within or outside the State of Wyoming, as designated by the Board of Directors. If no location is designated, meetings shall take place at the Corporation’s principal executive office. The Board may also authorize shareholders to participate in a meeting by means of teleconferencing, videoconferencing, or any comparable remote communication equipment, provided that all participants can hear and communicate with each other simultaneously. Participation via such remote means shall constitute presence in person at the meeting.

Section 4. Notice Requirements

Written notice of each meeting of shareholders shall be delivered to all shareholders entitled to vote. The notice shall state the date, time, place (if any), and the means of remote communication (if authorized).

  Special Meetings: The notice must explicitly state the purpose or purposes for which the meeting is called.
  Appraisal Rights: If any proposed action would entitle shareholders to receive payment for their shares, the notice shall clearly state that such action is among the purposes of the meeting.
  Timing and Delivery: A copy of the notice shall be delivered either personally or by first-class mail not fewer than ten (10) days nor more than sixty (60) days prior to the meeting date. If mailed, notice is deemed given when deposited in the United States mail, postage prepaid, addressed to the shareholder at their address appearing on the Corporation’s records.
  Adjourned Meetings: If a meeting is adjourned to another date, time, or place, no additional notice is required if the new details are announced at the meeting prior to adjournment. However, if the Board of Directors establishes a new record date for the adjourned meeting, notice must be given to shareholders of record as of that newly established date.

Section 5. Waiver of Notice

A shareholder may waive notice of any meeting by submitting a written waiver, signed either personally or by proxy, whether before or after the meeting. Attendance at a meeting, in person or by proxy, shall constitute a waiver of notice, except when a shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 6. Action by Shareholders Without a Meeting

Any action required or permitted to be taken by shareholders may be taken without a meeting and without prior notice if a written consent, detailing the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes required to authorize such action under applicable Wyoming law. A shareholder may revoke a previously delivered written consent by submitting a written notice of revocation to the Corporation at any time before all required consents have been received by the Corporation.

Section 7. List of Shareholders

Upon request before or during a shareholders' meeting, a verified list of shareholders entitled to vote, established as of the record date and certified by the Secretary, Assistant Secretary, or transfer agent, shall be made available. If eligibility to vote is challenged, the inspectors of election or the presiding authority must demand the presentation of this list as evidence of voting rights. Only those listed as eligible shareholders on such list shall be authorized to vote.

Section 8. Quorum of Shareholders

The presence, in person or by proxy, of shareholders holding a majority of the Corporation's issued and outstanding shares entitled to vote shall constitute a quorum for the transaction of business. When a specific matter requires a separate vote by a particular class or series of shares, a quorum requires a majority of the outstanding shares of that specific class or series. Once a quorum is established, it shall not be broken by the subsequent withdrawal of any shareholders. In the absence of a quorum, the shareholders present may, by a majority vote of those cast, adjourn the meeting from time to time until a quorum is obtained.

Section 9. Proxies

Each shareholder entitled to vote at a meeting or express consent without a meeting may authorize another person to act on their behalf by proxy. Every proxy must be signed by the shareholder or their authorized representative. Unless specified otherwise, a proxy shall expire eleven (11) months from its date of execution. A proxy is revocable at any time by the shareholder, except as otherwise provided by applicable law. The authority of a proxy holder is not affected by the incapacity or death of the proxy provider unless written notice of such incompetence or demise is received by the Secretary or an Assistant Secretary before the proxy is exercised.

Section 10. Vote Required

  Election of Directors: Unless otherwise required by law, directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election.
  Other Corporate Decisions: For all other corporate decisions, approval requires the affirmative vote of a majority of the ballots cast at a meeting by shareholders entitled to vote on the matter, unless a higher vote is mandated by law or the Articles of Incorporation.

Section 11. Order of Business

The order of business at all shareholder meetings shall proceed as follows, so far as practicable:

  Call the roll and determine a quorum;
  Reading, correction, and approval of the minutes of the previous meeting;
  Reports of Officers;
  Reports of Committees;
  Election of Directors;
  Unfinished business;
  New business.

Section 12. Fixing the Record Date

To determine the shareholders entitled to notice of or to vote at any meeting, or any adjournment thereof, the Board of Directors may fix a record date. This date shall not precede the date of the Board resolution setting it, and shall be not more than sixty (60) days and not fewer than ten (10) days before the meeting date. If no record date is fixed, the record date shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day of the meeting. A determination of shareholders of record shall apply to any adjournment of the meeting, provided that the Board may choose to fix a new record date for the adjourned meeting.

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ARTICLE II: SHARES OF STOCK

Section 1. Stock Certificates and Ledger

The shares of the Corporation may be represented by certificates or may be uncertificated, at the discretion of the Board of Directors. If certificates are issued, they shall be sequentially numbered and recorded in the Corporation's share ledger and transfer books. For uncertificated shares, ownership and transfers shall be documented directly within the Corporation's share ledger.

Section 2. Lost, Stolen, or Destroyed Certificates

The Corporation may issue a replacement certificate in place of any certificate previously issued that is alleged to have been lost, stolen, or destroyed, upon receipt of an affidavit from the claimant attesting to such facts. The Board may, at its discretion, require the owner to provide an indemnity bond against any potential claims.

Section 3. Payment for Shares

The Board of Directors shall determine the appropriate consideration for the issuance of shares. Such consideration may consist of cash, tangible or intangible property, promissory notes, services rendered, contracts for future services, or other securities of the Corporation. The judgment of the Board of Directors as to the adequacy of the consideration received shall be conclusive.

Section 4. Transfer of Shares

Shares shall be transferable on the books of the Corporation only by the holder of record or by their lawful attorney or legal representative, upon surrender and cancellation of the outstanding certificates (if applicable), properly endorsed. All transfers must comply with applicable law, the Articles of Incorporation, these Bylaws, and any valid shareholder agreements restricting transfers.

ARTICLE III: BOARD OF DIRECTORS

Section 1. General Powers

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Corporation, subject to any limitations set forth in the Articles of Incorporation or these Bylaws.

Section 2. Qualifications, Election, and Term of Office

Directors need not be residents of the State of Wyoming. Directors shall be elected at the annual meeting of shareholders by a plurality vote. Each director shall hold office until a successor is elected and qualified, or until their earlier death, resignation, or removal. Directors shall automatically continue in their roles annually without the need for reappointment or formal notice, provided they have not reached any maximum term limit specified herein.

Section 3. Vacancies

Unless otherwise provided by law, any vacancy occurring on the Board of Directors (including vacancies resulting from an increase in the number of directors, death, retirement, removal, disqualification, or resignation) may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Shareholders shall receive notice of any meeting called to permanently fill a vacancy.

Section 4. Resignation

Any director may resign at any time by delivering written or electronically transmitted notice to the Board of Directors or the Secretary. The resignation shall specify its effective date; if no effective date is specified, it shall take effect at the discretion of the Board.

Section 5. Removal

Subject to applicable law, any director or the entire Board of Directors may be removed from office at any time, for cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 6. Meetings and Notice Timelines

Regular or special meetings of the Board of Directors may be called by the President or any director. Notice of the date, time, and place of meetings shall be given at least five (5) days in advance if delivered via electronic means, or at least ten (10) days in advance if sent by mail. Notice of a special meeting shall state the purpose or purposes thereof.

Section 7. Quorum and Voting

At all meetings of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 8. Action Without a Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a quorum of the directors consents thereto in writing or by electronic transmission, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 9. Fees and Compensation

By resolution of the Board, directors may be paid a fixed sum and expenses for attendance at regular or special meetings of the Board or any committee. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10. Remote Meetings

Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting by means of conference telephone, videoconference, or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person.

Section 11. Committees

The Board of Directors may designate one or more committees. Each committee shall serve at the pleasure of the Board and shall be subject to the same procedural regulations regarding meetings, notice, quorums, and voting as apply to the Board of Directors.

Section 12. Organization

The Chairman of the Board or the President (if a director) shall preside at all meetings of the Board of Directors. The Secretary of the Corporation shall act as secretary of all meetings of the Board, or in their absence, the presiding officer may appoint any person to act as secretary of the meeting.

ARTICLE IV: OFFICERS

Section 1. Officers and Titles

The officers of the Corporation shall be appointed by the Board of Directors and shall include a Chief Executive Officer (CEO), a President, a Secretary, a Treasurer (who shall also function as the Principal Financial and Accounting Officer), and any Directors as deemed necessary. The Board may assign additional titles or offices as appropriate. Any number of offices may be held by the same person unless prohibited by law. The Board shall fix the salaries and compensation for all officers.

Section 2. Designation and Terms of Officers

The mandatory officer positions required to be maintained are the President, Secretary, and Treasurer. Officers shall be appointed annually by the Board of Directors for a one-year term and may be re-appointed for additional terms. Each officer shall hold office until their successor is chosen or until their earlier resignation or removal.

  Assistant Officers: The President may appoint assistant officers, the Secretary may appoint Assistant Secretaries, and the Treasurer may appoint Assistant Treasurers. Such appointments must be properly documented in the corporate records unless otherwise ordered by the Board.

Section 3. Tenure and Duties of Officers

  (a) General: Officers serve at the discretion of the Board, subject to any existing employment contracts.
  (b) Chief Executive Officer and President: The CEO and/or President shall have general supervision, direction, and control of the business, operations, and officers of the Corporation. They shall preside at all shareholder and Board meetings and ensure the execution of all resolutions. The President has the authority to establish corporate entities and wholly-owned subsidiaries, or involve additional owners to advance legitimate corporate objectives. The President serves as an ex-officio member of all committees.
  (c) Secretary: The Secretary shall attend all meetings of the Board and shareholders, record all votes and minutes of proceedings, maintain the corporate records and corporate seal, give notice of all meetings, and perform all other duties directed by the Board or President.
  (d) Treasurer: The Treasurer shall act as the Chief Financial Officer. They shall have custody of corporate funds and securities, keep full and accurate accounts of receipts and disbursements, deposit all monies in designated depositories, and render financial reports to the President and Board of Directors regularly or upon request.

Section 4. Execution of Instruments

All contracts, checks, drafts, notes, deeds, and other corporate instruments shall be signed by the President and/or such other officers or agents as may be designated from time to time by resolution of the Board of Directors.

ARTICLE V: OTHER MATTERS

Section 1. Corporate Seal

The Board of Directors may adopt a corporate seal, alter it at their discretion, and authorize its use by causing it, or a facsimile thereof, to be affixed, impressed, or reproduced in any legal manner.

Section 2. Fiscal Year

The fiscal year of the Corporation shall open on July 1st and officially conclude on the 30th day of June of each calendar year, unless otherwise determined by a resolution of the Board of Directors. Any change to the fiscal year shall be properly documented in the Corporation's records and shall comply with all applicable state and federal laws and regulations.

Section 3. Amendments

These Bylaws may be adopted, amended, or repealed by the affirmative vote of the shareholders entitled to vote in the election of directors. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws; provided, however, that any Bylaws adopted or amended by the Board may be amended or repealed by the shareholders. If any Bylaw regulating an impending election of directors is adopted, amended, or repealed by the Board of Directors, the notice of the next shareholder meeting for the election of directors shall set forth the Bylaw so adopted, amended, or repealed, along with a concise statement of the changes.

Section 4. Indemnification

To the fullest extent permitted by the laws of the State of Wyoming, the Corporation shall indemnify and hold harmless its directors and officers against all expenses, liabilities, and losses reasonably incurred or suffered by such person in connection with carrying out the duties of his or her office.

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned hereby certifies that they are the duly elected and acting Secretary of Talyxor Corporation, a Wyoming corporation, and that the foregoing Bylaws constitute the original Bylaws of said Corporation, as duly adopted by the Incorporator on the 8 day of May, 2026.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 8 day of May, 2026.

By: /s/ Yesica Carvajal Caicedo
Yesica Carvajal Caicedo, Corporate Secretary